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                                                                   EXHIBIT 10.2

                                PROMISSORY NOTE

Note No.:  1385-00159                                        Date:  June 7, 2000
Client:  Penn-Akron Corporation                        Lawrenceville, New Jersey
                                                                         Page: 1

FOR VALUE RECEIVED, the undersigned, (the "Maker"), hereby promises to pay to PrinVest Financial Corp (the "Payee"), at the times set forth below, the sum of $3,500,000.00 or as much thereof as may be outstanding from time to time in lawful money of the United States, in immediately available funds, representing the principal amount (the "Principal Amount") of all amounts loaned to the Maker ("Draws") pursuant to this Promissory Note (this "Note") or under that certain Financing and Security Agreement between Maker and Payee in effect as of the date first set forth above, as amended, restated, substituted or replaced hereafter (the "Financing Agreement") together with all accrued and unpaid interest thereon in accordance with the rates stated in the Financing Agreement and Draw Certificates thereunder and any other sums owing in connection herewith by wire via Fleet Bank, ABA No. 011-400-495 to the further credit of Account No. 939-914-9413 or such other address as the Payee or any party to whom this Note is assigned in accordance with the terms herein, shall designate in writing delivered to the Maker.

Maker shall pay interest on the Principal Amount in accordance with the rates stated in the Financing Agreement and Draw Certificates thereunder, commencing the date of such Draw, and continuing until the principal balance of such Draw is repaid in full, inclusive.

The Maker shall repay the Principal Amount of each Draw in accordance with the terms of the Financing Agreement and the Draw Certificate submitted by the Maker in connection with such Draw and on or before the stated Maturity Date of each Draw. In furtherance thereof, the Maker shall cause to be remitted to the Payee, and the Payee shall apply toward the Maker's obligations hereunder, payments received under Assigned Contracts (as hereinafter defined) and/or other collateral, including without limitation the specific collateral detailed each Draw Certificate, if any, as submitted by the Maker for each Draw, as set forth in the Financing Agreement, if and as appropriate.

In any event, the Maker shall repay all outstanding Principal Amounts under this Note, together with accrued and unpaid interest thereon, if not sooner paid, at the earlier of (a) three years from the date first set forth above (the "Maturity Date") or (b) or Payee's demand for payment pursuant to an acceleration resulting from an Event of Default under the Financing Agreement or any loan document between the Maker and the Payee.

Each of the following events shall constitute an event of default hereunder (each an "Event of Default"): (a) if the Maker fails to pay any amount owing hereunder by 5:00 p.m. (New York time) on the date such payment is due or if such day is a day when banks are closed, the following banking day or (b) if there occurs any Event of Default under the Financing Agreement whether such Event of Default relates to this Note, any other note of the Maker to the Payee now or hereafter issued, or otherwise. Upon the happening, or at any time after the happening, of any such Event of Default, the entire unpaid Principal Amount of this Note, together with all accrued and unpaid interest thereon and all other sums owing hereunder and/or under or in connection with the Financing Agreement shall become immediately due and payable, at the option of the Payee, without presentation, demand or further action of any kind, and the Payee may seek any and all remedies available for the enforcement of this Note, under the Financing Agreement or any other agreement between the Payee and the Maker, or at law or in equity and whether against any Obligor, against any collateral pledged to secure the Maker's obligations to the Payee, or in any combination thereof.

Upon the occurrence of an Event of Default hereunder or under the Financing Agreement or any other loan documents, the Borrower shall pay a Surcharge, as defined in the Financing Agreement, on all amounts owing under this Promissory Note and Draws hereunder.

With respect to the Principal Amount of each Draw, the Maker agrees that it shall have no right to prepay any such amount in whole or in part prior to the OID Period, as defined in the Financing Agreement which is in effect on the date of any Draw. Thereafter, the Maker may prepay any amounts under such Draws, at any time in whole or in part without the prior written consent of the Payee. In the event that the Payee receives any payment on any collateral from any Draw pursuant to this Note, at a time when prepayment hereunder is not permitted, the Payee shall apply such funds to the Principal Amount of the Draw(s) to which such collateral relates (as indicated on the Draw Certificate submitted for such Draw or as permitted in the Financing Agreement) as if received on the first day on which a prepayment is permitted.

This Note is a full recourse Promissory Note. The collateral pledged to secure the Maker's obligations is not the sole source of funds for the repayment of this Note and the Payee or its agent may look to the Maker and any other Obligor for payment of all amounts due under this Note. In addition, notwithstanding anything to the contrary contained herein, in any Draw Certificate, in the Financing Agreement or in any other document, certificate or instrument, all invoices under any Assigned Contracts whether or not financed and any other collateral is intended by the Maker as collateral pledged to the Payee for all of the Maker's obligations to the Payee, whether now existing or hereinafter incurred and whether or not incurred hereunder.


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Note No.:  1385-00159                                        Date:  June 7, 2000
Client:  Penn-Akron Corporation                        Lawrenceville, New Jersey
                                                                          Page 2

If the Payee provides Draws to the Maker which, in aggregate at any time exceed the face amount of this Promissory Note, the Payee agrees that it will be obligated for repaying all sums in excess of the value of this Note ("Over-Advance"), together with interest and fees on such Over-Advance. Further, Maker agrees that should such any Over-Advance be made at any time, it is not implicitly or explicitly deemed an extension or increase in the Maker's Credit Limit as defined in the Financing Agreement.

Maker acknowledges that the Payee is under no obligation to make any loans or advances and that the decision to make any loans or advances pursuant to this Note are governed by the Financing Agreement.

Payments received by the Payee or its authorized agent under any Assignment of Claim or from any other source shall be applied in accordance with the Financing Agreement except to the extent hereafter modified in writing and executed by both the Maker and the Payee.

Presentment, demand, protest and notice of dishonor are hereby waived by the Maker and each co-maker, surety, guarantor, endorser, or other person assuming obligations hereunder (each, including the Maker, individually an "Obligor"). Each Obligor also hereby waives all other notices and all defenses and pleas on the grounds of any extension or extensions of the maturity or the time(s) of payment of this Note, before or after maturity, and with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay or omission by the Payee in exercising its rights under this Note shall operate as a waiver of such rights, nor shall the exercise of any right with respect to this Note waive or preclude the later exercise of such right or any other right.

This Note is transferable by the Payee in person or by duly authorized attorney, upon endorsement of this Note by the Payee on the reverse of this Note whereupon the assignee shall become the Payee for all purposes hereunder.

All payments on the Note by or on behalf of the Maker shall be made to the Payee. The Maker shall be entitled to treat the Payee as the owner of this Note for all purposes and shall not be affected by any notice to the contrary. Notwithstanding the foregoing, the Payee may sell, assign or otherwise transfer ownership and/or rights under this Note to its parent or any of its Parent's subsidiaries with ten (10) days advance written notice to the Maker.

The Maker promises to pay all costs and out-of-pocket expenses of obtaining performance under, of collection under, and of transferring this Note, in any restructuring of the Liabilities or in any bankruptcy proceeding, including reasonable fees and expenses of counsel, whether incurred by the Payee or by any agent, or other party acting on behalf of the Payee. The Maker agrees to pay any amount due under this Note, or Draws thereunder, without set off, counterclaim or any deduction whatsoever. In the event that this Note is assigned pursuant to the terms herein, the Maker hereby waives and releases, as against any assignee, and covenants and agrees that it will not in any manner assert against any assignee, any and all claims and defenses to payment which the Maker might have asserted against the Payee or any of its agents or assignees, excepting, however, the defense of payment or satisfaction of this Note and defenses assertable against a holder in due course of a negotiable instrument under Section 3-305 of the Uniform Commercial Code.

This Note is secured as provided in the Financing Agreement.

This Note and any related agreement between any Obligor and the Payee are expressly limited so that in no event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of money hereunder exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit validly prescribed by law, then, ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Payee shall ever receive interest, or anything that might be deemed interest under applicable law that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied at the sole option of the Payee to the reduction of the outstanding principal balance of this Note, or such excess shall be refunded to the Maker. All sums paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness of the Maker to the Payee shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The provisions of this paragraph shall control and supersede every other provision of this Note and all other agreements between any Obligor and the Payee.


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Note No.:  1385-00159                                        Date:  June 7, 2000
Client:  Penn-Akron Corporation                        Lawrenceville, New Jersey
                                                                          Page 3

No right or remedy conferred upon or reserved to the Payee hereunder or under the Financing Agreement, or with respect to any guaranty or any collateral securing this Note, or now or hereafter existing at law or in equity or by statute, is intended to be exclusive of any right or remedy, and each and every such right and remedy shall be cumulative and concurrent, and shall be in addition to every other right and remedy and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Payee and shall not be exhausted by any one exercise thereof. No act of the Payee shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other right or remedy. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of this Note or the Financing Agreement, shall not be construed as a waiver or release of the same, or of any Event of Default, or of any obligation or liability of the Maker thereunder or hereunder, nor shall the Payee be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Payee, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or a bar to or waiver of any right or remedy as to a subsequent event.

Whenever used herein, the terms "Payee," Maker," and "Obligor" shall be deemed to include their respective successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.


                                Maker:  PENN-AKRON CORPORATION

                                Signed: /s/ Christopher J.S. Baker
                                       -----------------------------------------

                                Name: Christopher J.S. Baker
                                     -------------------------------------------

         (corporate seal)       Title: Chief Financial Officer
                                      ------------------------------------------